Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Braze, Inc. 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of our report dated March 31, 2022, with respect to the consolidated financial statements Braze, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
March 31, 2022